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                                                                    EXHIBIT 12.1

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                            Year Ended    Year Ended    Year Ended    Year Ended     Year Ended
                                             June 30,      June 30,      June 30,      June 30,       June 30,
                                               1994          1995          1996          1997           1998
                                            ----------    ----------    ----------    ----------     ----------

Consolidated pre-tax income (loss) ........  $     11      $     15      $    135      $    (16)      $      6
Interest expense ..........................        61            76            67            52             77
Interest portion of rent expense ..........         9            11             9            11             12
                                             --------      --------      --------      --------       --------
         Earnings .........................  $     81      $    102      $    211      $     47       $     95
                                             ========      ========      ========      ========       ========
Interest expense ..........................  $     61      $     76      $     67      $     52       $     77
Interest portion of rent expense(a) .......         9            11             9            11             12
                                             --------      --------      --------      --------       --------
         Fixed charges ....................  $     70      $     87      $     76      $     63       $     89
                                             ========      ========      ========      ========       ========
Ratio of earnings to fixed charges ........      1.2x          1.2x          2.8x           N/A           1.1x
Deficiency of earnings available
  to cover fixed charges ..................      --            --            --        $    (16)          --

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period

Note: Certain amounts have been restated as discussed in Note R to the June 30, 1998 consolidated financial statements.